ARTICLES OF INCORPORATION
                                       OF
                         STRATEGIC RECOVERY CORPORATION

KNOW ALL MEN BY THESE PRESENTS:

         We, the undersigned, natural persons of the age of 21 years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                ARTICLE I - NAME

         The name of the corporation shall be STRATEGIC RECOVERY CORPORATION.

                             ARTICLE II - DURATION

         The period of its duration shall be perpetual unless dissolved or terminated according to law.

                        ARTICLE III - CORPORATE PURPOSES

         The specific purposes and objects for which the corporation is organized are:

         a. The primary purpose of the corporation is to invest in real and personal property and to buy and sell strategic metals.

         b. To do each and every thing necessary, suitable or proper for the accomplishment' of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, is any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

         c. The foregoing clauses shall be construed both as objects and powers and shall not' be held to limit or restrict in any manner the general powers of the corporation and the enjoyment and exercise thereof Is conferred by the laws


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


of the State of Utah; and it is the intention that the purposes, objects and powers specified in each of the paragraphs shall be considered as independent objects and powers.

                          ARTICLE IV - SHARES OF STOCK

         The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares with a par value of $.001 per share. There shall be no pre-emptive rights or cumulative voting.

                         ARTICLE V - STOCK RESTRICTIONS

         All shares of stock in the company are assignable and any stockholder may sell, assign and transfer his shares and certificate or certificates of stock at his pleasure.

                        ARTICLE VI - COMMENCING BUSINESS

         The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

                    ARTICLE VII - REGISTERED AGENT AND OFFICE

         The name and post office address of its initial registered agent is Baird A. Evans, 1376 East Vinyard Drive, Bountiful, Utah 84010. The post office address of its initial registered office is 1376 East Vinyard Drive, Bountiful, Utah 84010.

                                  ARTICLE VIII

         That the number of directors of this corporation, their qualifications, terms of office and the time and manner of their election, removal and resignation shall be as follows:

         The number of directors shall not be less than three (3) nor more than seven (7), the exact number within such limits to be determined in the manner prescribed by the by-laws.


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


         Directors shall be elected at the annual meeting of the stockholders of this corporation and shall serve for one (1) year and until their successors shall have been duly elected and qualified.

         A majority  of the entire  number of  directors,  but not less than two
         (2), shall be necessary to form a quorum of the board of directors, authorized to transact the business and exercise the corporation powers of the corporation.

         Such officers shall consist of:

              (a) President;

              (b) One or more Vice Presidents as shall be provided by the by-laws or the board of directors;

              (c) A Secretary; and,

              (d) A Treasurer - may be held by officers who concurrently hold another office.

              Such officers shall be elected annually by the board of directors and shall serve for one (1) year and until their successors shall have been duly elected and qualified.

              Any officer may be removed by vote of a majority of the board of directors or in such other manner as may be prescribed in the by-laws.

                                   ARTICLE IX

         That the following named person, parties hereto, shall be the directors and officers of this corporation from the date hereof and until their successors shall have been elected and qualified:

PRESIDENT & CHAIRMAN OF THE BOP-2D:

             BAIRD A. EVANS
             1376 East Vinyard Drive
             Bountiful, Utah 84010


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


VICE PRESIDENT & DIRECTOR:

             WILLIAM E. POULSON
             5200 West 820 East
             Murray, Utah 84107

SECRETARY/TREASURER & DIRECTOR:

             CLYDE L. LARSEN
             1947 Michigan Avenue
             Salt Lake City, Utah 84108

                                    ARTICLE X

         That the private property of the stockholders of this corporation shall not be 1iable for the debts or obligations of this corporation.

                          ARTICLE XI - INCORPORATORS

             The name and address of each -incorporator is.

             CLYDE L. LARSEN
             1947 Michigan Avenue
             Salt Lake City, Utah 84108

             DEAN H. BECKER
             201 East 300 South
             Salt Lake City, Utah 84111

             S. JUNIOR  BAKER
             201 East 300 South
             Salt Lake City, Utah 84111

                ARTICLE XII - DIRECTORS' AND OFFICERS' CONTRACTS

         No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers are financially interested shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the board of directors, or a committee thereof, which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or


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


(b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or- written consent; or, (c) the contract or transaction is fair and reasonable to the corporation.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or committee thereof which authorizes, approves or ratifies such contract or transaction. IN WITNESS WHEREOF, the said parties, incorporators hereof, have hereunto subscribed their names this 9th day of July, 1982.

                                            By: /s/ Clyde L. Larsen
                                            -------------------
                                                    CLYDE L. LARSEN

                                            By: /s/ Dean H. Becker
                                            ----------------------
                                                    DEAN H. BECKER

                                            By: /s/ S. Junior Baker
                                            -----------------------
                                                    S. JUNIOR BAKER

STATE OF UTAH                 )
                              :
COUNTY OF SALT LAKE           )

         SUBSCRIBED AND SWORN to before me by CLYDE L. LARSEN, DEAN H. BECKER and S. JUNIOR BAKER, this 9th day of July, 1982.

                                            By: /s/ Christie L. Shay
                                            ------------------------
                                                    Christie L. Shay
                                            NOTARY PUBLIC
                                            Residing in Salt Lake City, UT

My Commission Expires:
November 16, 1985


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


                        (SEAL OF STATE OF UTAH OMITTED)

                            CERTIFICATE OF AMENDMENT

                                       OF

                         STRATEGIC RECOVERY CORPORATION

         The department of Business Regulation, division of Corporations and Commercial Code, pursuant to the Utah Business Corporation Act, hereby issues a Certificate of Amendment to the Articles of Incorporation of STRATEGIC RECOVERY CORPORATION.
File No. #99368

Dated this 16th day of September A.D. 1985

By: /s/ Randall R. Smart
        Randall R. Smart
        Director, Division of Corporations and
        Commercial Code

[GRAPHIC OMITTED]


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


                              ARTICLES OF AMENDMENT
                                       OF
                         STRATEGIC RECOVERY CORPORATION


KNOW ALL MEN BY THESE PRESENTS:

         We, the undersigned, president and secretary, respectively, of STRATEGIC RECOVERY CORPORATION acting pursuant to the Utah Business Corporation Act, 16 19-54, do hereby adopt the following amenc5nents to the Articles of Incorporation of the corporation previously filed with the Secretary of State for the State of Utah. The amended articles 1isted below hereby supercede the articles of the same number in the original Articles of Incorporation.

                          ARTICLE IV - SHARES OF STOCK

         Stock in the Corporation shall be issued in the following classes and amounts:

         The Corporation shall have the authority to issue 100,000,000 shares of Common Stock with a par value of $.001 per shares. Each share shall have full voting and liquidation rights from and after the date of issuance.

         The Corporation shall have the authority to issue 40,000,000 shares of Class B Common Stock with a par value of $.001 per share. Each share shall have full voting rights from and after the date of issuance however no liquidation rights shall attach until after two years from the date of issuance. In all other aspects the shares shall have the same rights as the Common Stock.


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


                                  CERTIFICATION

         The foregoing amendments were adopted at a regularly scheduled meeting of the directors and stockholders of the corporation on the 22nd day of July, 1985, at which meeting there were 13,000,000 shares outstanding and entitled to vote thereon 6,742,800 of which voted for and in favor of such amendment and 5,000 of which voted against such amendment. The foregoing amendments do not call for any exchange or reclassification of the stock or for a recapitalization of the company but only increase the number of shares the Corporation is able to issue.

         IN WITNESS WHEREOF, the President and Secretary of the company respectfully hereto set their hands and seals on this day of September, 1985.

                                            STRATEGIC RECOVERY CORPORATION

                                            By: /s/ Baird Evans
                                            -------------------
                                                    Baird Evans
                                                    President

Attest:

By: /s/ Clyde L. Larsen
-----------------------
        Clyde L. Larsen
        Secretary

              STATE OF UTAH              )
                                         :   ss.
              COUNTY OF SALT LAKE        )

         Subscribed and Sworn to before me by the above signers of the foregoing document who testified that they are the President and Secretary of STRATEGIC RECOVERY CORPORATION.

                                         By: /s/ David E. Halliday
                                         -------------------------
                                                 David E. Halliday
                                          Notary Public
                                          Residing at Salt Lake City, UT


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


                                 (SEAL OMITTED)

                              CERTIFICATE OF MERGER
                                       OF
                           TWO DOMESTIC CORPORATIONS

         The department of Business Regulation, Division of Corporations and Commercial Code, pursuant to the Utah Business Corporation Act, hereby issues a Certificate of Merger of

                                  LANCE, INC.
                                  -----------

                                      into

STRATEGIC RECOVERY CORPORATION, changing their name to LANCE SYSTEMS, INC. as survivor.

File No. #99368

                                  Dated this 26th day of
                                  February A.D. 1987

                                  By: /s/ signature illegible
                                  ---------------------------
                                  Director, Division of Corporations and
                                  Commercial Code


[GRAPHIC OMITTED]


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


                               ARTICLES OF MERGER

                                       OF

                   STRATEGIC RECOVERY CORPORATION, PARENT, AND

                             LANCE, INC., SUBSIDIARY

                                       I.

                                  CURRENT NAME

         The current name of the parent corporation is Strategic Recovery Corporation. The current name of the subsidiary corporation is Lance, Inc. Both are Utah corporations.

                                       II.

                                 PLAN OF MERGER

         An agreement between the Companies dated February 16, 1987 sets forth that Lance, Inc. has transferred over 90 0 of its outstanding shares of stock to Strategic Recovery Corporation in exchange for which Strategic Recovery Corporation has caused 18,500,000 shares of its common stock to be transferred to the shareholders and individuals connected to Lance, Inc. Lance, Inc. is to be merged into Strategic Recovery Corporation and subsequently Strategic Recovery Corporation is to change its name to Lance Systems, Inc.

                                      III.

                      AUTHORIZED SHARES OF EACH CORPORATION

         The number of authorized outstanding shares of Strategic Recovery Corporation, eligible to vote regarding the merger are 17,648,333 shares.

         The number of authorized outstanding shares of Lance, Inc. are 500,000.


[GRAPHIC OMITTED]


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


                                       IV.

                          SHARES VOTING FOR AND AGAINST

         On January 15, 1987 a shareholders meeting of Strategic Recovery Corporation was held pursuant to Utah Law. Present at the meeting were 10,838,033 shares of common stock. 10,338,533 voted in favor of the plan of merger, 15,000 voted against, and 484,500 abstained.

         On February 5, 1987 a shareholders meeting of Lance, Inc. was held pursuant to Utah Law. Present at the meeting were 500,000 of common stock (100%>. 471,429 (94.3%) shares voted in favor of the plan of merger and said stock was at that time assigned to Strategic Recovery Corporation, 28,571 shares voted against the plan of merger and no shareholders abstained.

                                       V.

                                 CHANGE OF NAME

         At a shareholders meeting on January 15, 1987 of Strategic Recovery Corporation and pursuant to the actions of the Board of Directors of both corporations, it was agreed that upon the closing of the merger which occurred on February 16, 1987 the name of Strategic Recovery Corporation would be changed to LANCE SYSTEMS, INC.

         The number of shares outstanding were 17,648,333. A11 of said shares were entitled to vote.

         The number of shares voting for the change of name amendment were 10,352,033, the number of shares voting against the amendment were 1,500, and the number of shares abstaining were 484,000.

                                       VI

           APPOINTMENT OF NEW BOARD MEMBERS, OFFICERS, ADDRESS & AGENT

         At the January 15, 1987 shareholders meeting of Strategic Recovery Corporation it was determined that the following individuals would constitute the new directors of the corporation:

                    Duff Lord
                    1418 North 1725 West
                    Layton, Utah 84041

                    Darrell Newman
                    455 East 400 South, Suite 407
                    Salt Lake City, Utah 84111


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


                    Baird A. Evans
                    1376 East Vineyard
                    Bountiful, Utah 84010

         AND, the officers of the corporation are now:

                    Duff Lord - President
                    1418 North 1725 West
                    Layton, Utah 84041

                    Darrell Newman - Vice-President/Treasurer
                    455 East 400 South, Suite 407
                    Salt Lake City, Utah 84111

                    Kesler Armstrong - Vice-President/Secretary
                    1199 North 1640 West
                    Layton, Utah

         AND, the new address of the corporation is:

                    1418 North 1725 West
                    Layton, Utah 84041

         AND, the new agent for service of process of the corporation is.

                    Duff Lord
                    1418 North 1725 West
                    Layton, Utah 84041

         DATA this 26th day of February, 1987.

                    By: /s/ Duff Lord
                    -----------------
                    LANCE INC.
                    Duff Lord, President


Attest:

By: /s/ Kesler Armstrong
------------------------
LANCE INC.
Kesler Armstrong, Vice-President/Secretary

By: /s/ Baird Evans
-------------------
STRATEGIC RECOVERY CORPORATION
Baird Evans, President

Attest:

By: /s/ Clyde L. Larsen
-----------------------
RECOVERY CORPORATION
Clyde Larsen, Sec/Tres.

         SUBSCRIBED AND SWORN to before me by Duff Lord and Baird Evans, this 25th day of February, 1987.

                                         By: /s/ signature illegible
                                         ---------------------------
                                         Notary Public
                                         Residing at:Salt Lake City, Utah

My commission expires:
August 16, 1990


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